SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 21, 2008

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pacific Continental Corporation, the bank holding company for Pacific Continental Bank, announced title changes within its executive management team.  Charlotte Boxer was previously Executive Vice President, Director of Commercial Real Estate is now President, Director of Commercial Real Estate.  Basant Singh was previously Executive Vice President, Director of Greater Seattle Operations is now President, Greater Seattle Market.  Daniel Hempy was previously Executive Vice President, Director of Portland/Vancouver Operations is now President, Greater Portland Market.  Mitchell Hagstrom was previously Executive Vice President, Director of Lane County Operations is now President, Greater Eugene Market.  Roger Busse retains his corporate title and responsibilities as President and Chief Operating Officer.

Section 9    Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Exhibits
99.1	Press Release dated April 24, 2008, announcing Charlotte Boxer’s Title Change
99.2	Press Release dated April 24, 2008, announcing Basant Singh’s title change.
99.3	Press Release dated April 24, 2008, announcing Daniel Hempy’s title change
99.4	Press Release dated April 24, 2008, announcing Mitchell Hagstrom’s title change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                      April 21, 2008
PACIFIC CONTINENTAL CORPORATION By: /s/Michael A. Reynolds Michael A. Reynolds EVP/Chief Financial Officer